EXHIBIT 10.1

                      GREATER ATLANTIC SAVINGS BANK, F.S.B.

                              EMPLOYMENT AGREEMENT

                                      WITH

                                 CARROLL E. AMOS

        This AGREEMENT is made effective as of Novermber 1, 1997, by and between Greater Atlantic Savings Bank, F.S.B. (the "Bank"), a federally chartered savings institution, with its principal administrative office at 8230 Old Courthouse Road, Suite 520, Vienna, Virginia 22182, and Carroll E. Amos (the "Executive").

        WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

        WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.      POSITION AND RESPONSIBILITIES.

        During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Bank. The Executive shall render administrative and management services to the Bank such as are customarily performed by persons situated in a similar executive capacity. Any failure to reelect Executive as President and Chief Executive Officer without the consent of the Executive shall constitute a breach of this Agreement.

2.      TERMS.

        (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the board of directors of the Bank (the "Board") may extend the Agreement for an additional year. The Board will review the Agreement and the Executive's performance annually for purposes of determining whether to extend the Agreement and, unless the Board determines that there exists no basis upon which to extend this Agreement, the Agreement shall be extended for an additional year. The results thereof shall be included in the minutes of the Board's meeting at which the review occurs.

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        (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of the Board adopted from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in the Board's judgment, will not present any conflict with the interests of the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

        (c) Notwithstanding any other provision of this Agreement, this Agreement shall terminate and no benefits shall be payable hereunder in the event that the Bank is determined to be in default as that term is defined in
Section 3 of the Federal Deposit Insurance Act or ceases to be an "adequately capitalized" institution under Section 38 of that Act.

3.      COMPENSATION AND REIMBURSEMENT.

        (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1. The Bank shall pay Executive as compensation a salary of not less than $110,000 per year ("Base Salary"). Such Base Salary shall be payable semimonthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board, and the Board may increase Executive's Base Salary. Any increase shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under a qualified plan maintained by the Bank.

        (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder, except to the extent such coverage may be changed in its application to all Bank employees. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plan, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive

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compensation  and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

        (c) In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement including but not limited to payment of an automobile allowance of $600 per month plus reimbursement for gasoline expense and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.      PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

        The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 7 and 15.

        (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof, upon Retirement, as defined in Section 6 hereof or for Cause, as defined in Section 7 hereof; (ii) Executive's resignation from the Bank's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as President and Chief ExecutiveOfficer, unless consented to by the Executive, (B) material change in Executive's functions, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above, (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment by more than 30 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, (D) liquidation or dissolution of the Bank , or (E) breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C), (D) or (E), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

        (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Bank shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of (i) the payments due for the remaining term of the Agreement, including Base Salary, bonuses and any other cash or deferred compensation paid or to be paid to the Executive in the year of the Event of Termination, and the

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amount  of  any  benefits  received  or to  be  received  by  the  Executive  or contributions made or to be made on behalf of the Executive pursuant to any employee benefit plans maintained by the Bank during the year of the Event of Termination or (ii) thirty-six (36) times the highest monthly base salary received by the Executive during the term of the Agreement. At the election of the Executive, which election is to be made within thirty (30) days of the Executive's Date of Termination, such payments shall be made in a lump sum or
paid  monthly  during  the  remaining  term  of  the  Agreement   following  the
Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

        (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

        (d) Upon the occurrence of an Event of Termination, the Executive will be entitled to receive benefits due to him under or contributed by the Bank on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank on the Executive's behalf to the extent that such benefits are not otherwise paid to Executive under a separate provision of this Agreement.

        (e) In the event that the Executive is receiving monthly payments pursuant to Section 4(b) hereof, on an annual basis, thereafter, prior to January 1 of any year and effective for payments to be made in the year beginning with the next January 1, Executive shall elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on a pro rata basis. Such election shall be irrevocable for the year for which such election is made.

5.      CHANGE IN CONTROL.

        (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank shall mean an event of a nature that; (i) would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank within the meaning of the Home Owners' Loan Act, as amended, and the rules and regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof; or (iii) without limitation, such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined

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in Rule 13d-3 under the Exchange Act), directly or indirectly,  of securities of the Bank representing 25% or more of the Bank's outstanding securities; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or similar transaction occurs in which the Bank is not the resulting entity.

        (b) If, during the term of this Agreement, any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d), (e), (f) and (g) of this Section 5 upon his subsequent termination of employment regardless of whether such termination results from his dismissal or his resignation unless such termination is because of his death, retirement or termination for Cause.

        (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of the payments due for the remaining term of the Agreement or two (2) times the average of the Base Salary, including bonuses and any other cash or deferred compensation paid or to be paid to the Executive during the preceding three (3) years, and the amount of any contributions made or to be made to any employee benefit plans, on behalf of the Executive, maintained by the Bank during such years except to the extent such benefits are otherwise payable to Executive upon a Change in Control. At the election of the Executive, which election is to be made within thirty (30) days of the Date of Termination, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement.

        (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his severance. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

        (e) If, pursuant to Section 5(c) of this Agreement, the Executive is receiving monthly payments, prior to January 1 of any year and effective for payments to be made in the year beginning with the next January 1, Executive may elect whether the balance of the amount payable under the Agreement at that time shall be paid in a lump sum or on an installment basis. Such election shall be irrevocable for the year for which such election is made.

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6.      TERMINATION UPON RETIREMENT.

        Termination by the Bank of the Executive based on "Retirement" shall mean termination in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

7.      TERMINATION FOR CAUSE.

        The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. Notwithstanding the foregoing, termination of Executive's employment shall not be deemed to be Termination for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail.

        The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options and related limited rights granted to Executive under any stock option plan or any unvested awards granted to Executive under any recognition and retention plan of the Bank shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

8.      NOTICE.

        (a) Any purported termination by the Bank or by Executive shall be communicated by a Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

        (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate).

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9.      POST-TERMINATION OBLIGATIONS.

        (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 9 during the term of this Agreement and for one (1) full year after the expiration or termination hereof.

        (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.     NON-COMPETITION.

        (a) Upon any termination of Executive's employment hereunder pursuant to
Section 4 hereof, Executive agrees not to compete with the Bank for a period of one (1) year following such termination in any city, town or county in which the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank.

        (b) The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of
Section 10(a), supra, agree that, in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available to it, to an injunction to restrain the violation of this Agreement by Executive, Executive's partners, agents, servants, employers, employees and any and all persons acting for or with Executive. Executive represents and acknowledges that, in the event of the termination of his employment pursuant to
Section 4 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for any such breach or threatened breach, including the recovery of damages from Executive.

        (c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section

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10,  the Bank will be  entitled  to an  injunction  restraining  Executive  from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11.     SOURCE OF PAYMENTS.

        All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

12.     EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

        This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.     NO ATTACHMENT.

        (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

        (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14.     MODIFICATION AND WAIVER.

        (a) Except for increases in the Base Salary as provided for in Section 3(a), this Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

        (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall

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operate  only  as to the  specific  term  or  condition  waived  and  shall  not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.     REQUIRED PROVISIONS.

        (a) The Bank may terminate the Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 hereinabove.

        (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 USC ss.1818(e)(3) or (g)(1)), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

        (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 USC ss.1818(e)(4) or (g)(1)), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

        (d) If the Bank is in default as defined in Section 3(x)(1) (12 USC 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

        (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director of the Office of Thrift Supervision (or his designee), the Federal Deposit Insurance Corporation or the Resolution Trust Corporation, at the time FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USC ss.1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision ("OTS") (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

        (f) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k).

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16.     SEVERABILITY.

        If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.     HEADINGS FOR REFERENCE ONLY.

        The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.     GOVERNING LAW.

        The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Virginia, but only to the extent not superseded by federal law.

19.     ARBITRATION.

        Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Bank then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

        In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

20.     PAYMENT OF LEGAL FEES.

        All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

21.     INDEMNIFICATION.

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


        The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

22.     SUCCESSOR TO THE BANK.

        The Bank shall require any successor or assignee,whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES

        IN WITNESS WHEREOF, Greater Atlantic Savings Bank, F.S.B. and Carroll E. Amos have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, on the first day of November , 1997.

ATTEST:                                 GREATER ATLANTIC SAVINGS BANK, F.S.B.

/s/ Howard Bowdring                     BY: /s/ William Calomiris
--------------------                       ----------------------------
Secretary                                  Duly Authorized Officer

      [SEAL]

WITNESS:

/s/ Martha LaChance                        /s/ Carroll E. Amos
--------------------                       --------------------------
                                               Carroll E. Amos

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